                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               STORAGE USA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                           (STORAGE USA LETTERHEAD)

                                                                   April 5, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Storage USA, Inc. (the "Company") to be held on May 5, 1999, at 10:00 a.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103. The meeting will be held in the auditorium on the lower level. The business to be conducted at the meeting is set forth in the formal notice that follows. There will also be a report on the Company's business, and shareholders will have an opportunity to ask questions.

     The Company relies upon all shareholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save your Company the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the annual meeting, you may withdraw your proxy at the meeting and vote your shares in person.

     I look forward to seeing you at the Annual Meeting.

                                                     Sincerely,
                                                     /S/ Dean Jernigan
                                                     Dean Jernigan
                                                     Chairman of the Board,
                                                     Chief Executive Officer and
                                                     President

This proxy statement is first being mailed to shareholders on April 5, 1999.

                               STORAGE USA, INC.
                               165 MADISON AVENUE
                                   SUITE 1300
                            MEMPHIS, TENNESSEE 38103
                                 (901) 252-2000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 1999

                             ---------------------

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Annual Meeting") of Storage USA, Inc., a Tennessee corporation (the "Company"), will be held on May 5, 1999, at 10:00 a.m. local time, at 165 Madison Avenue, Memphis, Tennessee 38103, in the lower-level auditorium, for the following purposes:

        1. To elect nine directors (Proposal 1);

        2. To ratify the selection of the auditors for the fiscal year ending December 31, 1999 (Proposal 2);

        3. To approve an amendment to the Company's 1995 Employee Stock Purchase and Loan Plan (Proposal 3); and

        4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Pursuant to the Bylaws of the Company, the Company's Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. Therefore, only record holders of Company Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments thereof.

     We urge you to review carefully the enclosed materials. Your vote is important. All shareholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                          By Order of the Board of Directors
                                          /s/ Christopher Marr
                                          Christopher Marr
                                          Secretary

Memphis, Tennessee
April 5, 1999

     IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                               STORAGE USA, INC.
                               165 MADISON AVENUE
                                   SUITE 1300
                            MEMPHIS, TENNESSEE 38103
                                 (901) 252-2000

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1999

                             ---------------------
GENERAL

     The enclosed proxy is solicited by the Board of Directors of Storage USA, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on May 5, 1999, at 10:00 a.m. local time, 165 Madison Avenue, Memphis, Tennessee 38103 (the "Annual Meeting"). The Annual Meeting will be held in the auditorium on the lower level. The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election of nine directors, FOR the ratification of the selection of auditors for the fiscal year ending December 31, 1999 and FOR the proposed amendment to the Company's 1995 Employee Stock Purchase and Loan Plan. If necessary, and unless the shares represented by the proxy were voted against the applicable proposal therein, the proxy holder also may vote in favor of a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Annual Meeting. The Company knows of no business other than that set forth above to be transacted at the meeting or any adjournment thereof, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

     This proxy statement and the enclosed proxy were mailed on April 5, 1999 to shareholders of record at the close of business on March 31, 1999 (the "Record Date"). The Company has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the period ended December 31, 1998.

     At the close of business on the Record Date, the Company had 27,875,377 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. A majority of votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present. If a quorum is present, the affirmative vote of a plurality of the shares voting at the Annual Meeting is required to elect directors. The affirmative vote of a majority of the votes cast is required to approve the selection of auditors and the proposed amendment to the Company's 1995 Employee Stock Purchase and Loan Plan.

     Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy. Abstentions will not be included in determining the number of votes cast for selection of auditors. Abstentions will be counted as a vote against the proposed amendment of the Company's 1995 Employee Stock Purchase and Loan Plan.

     The Company will comply with instructions in a proxy executed with respect to Broker Shares that less than all of such shares are to be voted on a particular matter.

     The mailing address of the Company is 165 Madison Avenue, Suite 1300, Memphis, Tennessee 38103. Notices of revocation of proxies should be sent to that address.

                        PROPOSAL TO ELECT NINE DIRECTORS
                                  (PROPOSAL 1)
ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors, and were elected at the 1998 Annual Meeting of Shareholders.

                                                  PRESENT PRINCIPAL OCCUPATION OR
            NAME               AGE          EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
            ----               ---          -------------------------------------------
Dean Jernigan................  53    Director since 1985. Mr. Jernigan has been the Chief
                                     Executive Officer of the Company since its inception in
                                     1985.
John P. McCann(1)(3).........  54    Director since March 23, 1994. Mr. McCann has, since
                                     1978, been the Chief Executive Officer and a Director of
                                     United Dominion Realty Trust, Inc. Richmond, Virginia and
                                     since 1997 has been a Director of Land America Financial
                                     Group, Inc.
C. Ronald Blankenship(3).....  49    Director since November 5, 1997. Director, Vice Chairman
                                     and Chief Operating Officer of Security Capital Group
                                     Incorporated since March 1991. From June 1988 to March
                                     1991, Mr. Blankenship was Regional Partner, Trammell Crow
                                     Residential, Chicago, Illinois.
William D. Sanders(4)........  57    Director since November 6, 1996. Mr. Sanders has, since
                                     1990, been Chairman of the Board and Chief Executive
                                     Officer of Security Capital Group. Mr. Sanders is also a
                                     Director of R. R. Donnelley & Sons Company, Regency
                                     Realty Corporation, Carr America Realty Corp. and
                                     Security Capital U.S. Realty.
Caroline S. McBride (2)......  45    Director since May 7, 1997. Managing Director of Security
                                     Capital Investment Research Incorporated since June 1996.
                                     From January 1995 to June 1996, Ms. McBride was the
                                     director of private market investments for the IBM
                                     Retirement Fund and from January 1992 to January 1995,
                                     she was also the director of real estate investments for
                                     such fund. Prior to joining the IBM Retirement Fund in
                                     1992, Ms. McBride was director of finance, investments
                                     and asset management for IBM's corporate real estate
                                     division. Ms. McBride is a director of CarrAmerica Realty
                                     Corp.
Harry J. Thie(1)(2)(3).......  56    Director since March 23, 1994. Senior researcher with the
                                     RAND Corporation, a non-profit research institute since
                                     1991. Prior thereto, from 1987 to 1991, he was Senior
                                     Manager in the Office of the Assistant Secretary of the
                                     Army for Manpower and Reserve Affairs.

                                                  PRESENT PRINCIPAL OCCUPATION OR
            NAME               AGE          EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
            ----               ---          -------------------------------------------
Mark Jorgensen(1)(4).........  58    Director since January 25, 1995. Mr. Jorgensen serves as
                                     a real estate consultant to the pension fund industry and
                                     since 1995, has served as a member of the Advisory Board
                                     of Opportunity Capital Partners, an investment fund. From
                                     1992 until 1994, Mr. Jorgensen was the managing director
                                     of the Prudential's PRISA, PRISA II and PRISA III real
                                     estate portfolios, and prior thereto he was a Senior
                                     Investment Officer -- Real Estate for California State
                                     Teachers' Retirement System.
Howard P. Colhoun(1)(2)(4)...  63    Director since March 23, 1994. Mr. Colhoun has been
                                     General Partner of Emerging Growth Partners, Baltimore,
                                     Maryland, a venture capital/small public company
                                     investment partnership since 1982.
Alan B. Graf, Jr.(1)(2)(3)...  45    Director since August 6, 1997. Mr. Graf has been
                                     Executive Vice President & Chief Financial Officer of FDX
                                     Corporation and Federal Express Corp. since 1996 and Sr.
                                     Vice President & Chief Financial Officer since 1991. Mr.
                                     Graf is also a director of Kimball International, Inc.

---------------

(1) Independent Director
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Corporate Governance Committee

     Regular meetings of the Board are held quarterly. The Board had 12 additional special meetings during 1998. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board during the period in which they served in 1998. Ms. McBride and Messrs. Blankenship and Sanders have been nominated for election as directors by Security Capital U.S. Realty ("SC-USREALTY") pursuant to the terms of the Strategic Alliance Agreement, dated March 19, 1996, among the Company, SUSA Partnership, L.P., Security Capital Holdings S.A. and SC-USREALTY, as amended. The Strategic Alliance Agreement generally provides that SC-REALTY may nominate a number of directors proportionate to its ownership of the Company's Common Stock, but not fewer than two, for so long as it owns at least 20% of the Company's Common Stock.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of shares of Company Common Stock outstanding as of January 31, 1999, by (i) each person or group known to the Company who owns more than 5% of the outstanding shares of Company Common Stock, and (ii) each of the Directors, the Chief Executive Officer and the other four most highly compensated executive officers of the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Company Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of January 31, 1999.

                                                                                 PERCENT
                                                               SHARES              OF
                                                                HELD              CLASS
                                                              ---------          -------
Security Capital U.S. Realty................................  11,765,654          42.22%
  Security Capital Holdings S.A
  25B, Boulevard Royal
  L-2449 Luxembourg
Dean Jernigan...............................................    618,219(1)          2.2%
Morris Kriger...............................................     84,878(2)          (15)
Douglas Chamberlain.........................................     60,517(3)          (15)
Christopher Marr............................................     34,500(4)          (15)
Karl Haas...................................................     73,430(5)          (15)
Caroline S. McBride.........................................      4,746(6)          (15)
Howard P. Colhoun*..........................................     10,013(7)          (15)
John P. McCann*.............................................     14,275(8)          (15)
Harry J. Thie*..............................................     12,404(9)          (15)
Mark Jorgensen*.............................................     17,849(10)         (15)
William D. Sanders..........................................      4,468(11)         (15)
Alan B. Graf Jr.*...........................................      5,681(12)         (15)
C. Ronald Blankenship.......................................      3,566(13)         (15)
All Directors and Executive Officers as a Group (18
  persons)..................................................  1,002,062(14)        3.59%
  165 Madison Avenue
  Suite 1300
  Memphis, Tennessee 38103

---------------

   * Independent Director
 (1) Includes 135,000 shares of Company Common Stock subject to immediately exercisable options and 3,219 shares owned, indirectly as custodian for his minor children.
 (2) Includes 54,000 shares of Company Common Stock subject to immediately exercisable options.
 (3) Includes 60,500 shares of Company Common Stock subject to immediately exercisable options and 17 shares owned indirectly, as custodian for his minor children.
 (4) Includes 24,400 shares of Company Common Stock subject to immediately exercisable options.
 (5) Includes 60,000 shares of Company Common Stock subject to immediately exercisable options and 30 shares owned indirectly as custodian for his minor children.
 (6) Includes 4,000 shares of Company Common Stock subject to immediately exercisable options.
 (7) Includes 6,318 shares of Company Common Stock subject to immediately exercisable options.
 (8) Includes 6,318 shares of Company Common Stock subject to immediately exercisable options.
 (9) Includes 6,318 shares of Company Common Stock subject to immediately exercisable options.
(10) Includes 5,376 shares of Company Common Stock subject to immediately exercisable options, and all are owned by the Jorgensen Family Trust, Mark and Wilhelmina Jorgensen, Trustees.

(11) Includes 3,722 shares of Company Common Stock subject to immediately exercisable options.
(12) Includes 3,000 shares of Company Common Stock subject to immediately exercisable options.
(13) Includes 3,000 shares of Company Common Stock subject to immediately exercisable options.
(14) Includes 395,952 shares of Company Common Stock subject to immediately exercisable options.
(15) Less than 1%

     The Strategic Alliance Agreement generally provides that SC-USREALTY is required to vote its shares of Common Stock in accordance with the recommendation of the Company's Board of Directors or proportionally in accordance with the vote of the other holders of the Common Stock, except with respect to the election of its nominees to the Company's Board (as to which SC-USREALTY can vote its shares in its sole discretion) and with respect to any amendment to the Company's Charter or Bylaws that would reasonably be expected to materially adversely affect SC-USREALTY and certain extraordinary matters. Consequently, SC-USREALTY must vote its shares at the annual meeting for the Board of Directors' nominees (other than SC-USREALTY's representatives) or vote proportionally for such nominees in accordance with the vote of the other shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

     The Audit Committee, which met 3 times in 1998, consists of three Independent Directors and Ms. McBride. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Messrs. Graf, Thie and Colhoun, and Ms. McBride currently serve on the Audit Committee with Mr. Graf serving as Chairman.

  Compensation Committee

     The Compensation Committee, which met 3 times in 1998, consists of three Independent Directors and Mr. Blankenship. The Compensation Committee determines compensation for the Company's Chief Executive Officer and President, reviews and approves the Company's benefit plans and the compensation of the other executive officers and administers the 1993 Omnibus Stock Plan and 1995 Employee Stock Purchase and Loan Plan and the 1996 Officer's Stock Option Loan Program. Messrs. Thie, Graf, McCann and Blankenship currently serve on the Compensation Committee, with Mr. Thie serving as Chairman. The Company has no "Compensation Committee Interlocks" or "Insider Participation" on its Compensation Committee.

  Governance Committee

     The Governance Committee, which met 4 times in 1998, is comprised of two independent directors and Mr. Sanders. Messrs. Jorgensen, Colhoun and Sanders currently serve on the Governance Committee, with Mr. Jorgensen serving as Chairman. The committee evaluates the Company's corporate governance policies and procedures and monitors related matters of current concern to investors and the Board of Directors.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee Director an annual fee of $14,000, paid in Company Common Stock under the 1993 Omnibus Stock Plan, plus $1,000 cash per Board meeting attended, $750 cash per committee meeting attended, and $350 cash for teleconference meetings attended. Directors who are employees of the Company are not paid any directors' fees, either in stock or in cash. In addition, the Company reimburses non-employee Directors for expenses incurred in connection with their activities on behalf of the Company.

     Each non-employee Director of the Company who is serving on the date of the last regularly scheduled quarterly meeting, receives a grant of options under the Company's 1993 Omnibus Stock Plan to purchase 2,000 shares of Company Common Stock at a price equal to fair market value per share on the fourth Wednesday of October of each year. The options vest on the date of the grant.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the period from January 1, 1996 through December 31, 1998, of those persons who were, at December 31, 1998, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (hereinafter, the "Named Officers") whose annual salary exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                     OTHER    -------------------------
                                          ANNUAL COMPENSATION       ANNUAL    SECURITIES
                                       --------------------------   COMPEN-   UNDERLYING
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     SATION    OPTIONS(#)   ALL OTHER(1)
     ---------------------------       ----   --------   --------   -------   ----------   ------------
Dean Jernigan                          1998   $360,000   $180,000      $        50,152       $12,477
Chairman of the Board and              1997    328,681    197,209     --        75,000        11,476
Chief Executive Officer                1996    279,231    174,519     --            --        15,084
Karl Haas                              1998    172,335     52,201     --         7,523         6,319
Executive Vice President,              1997    162,187     72,502     --        25,000         5,738
Operations                             1996    149,841     67,449     --        15,000         7,483
Morris Kriger                          1998    177,445     53,734     --         7,523         6,336
Executive Vice President,              1997    181,803     79,523     --        20,000         6,231
Acquisitions                           1996    159,202     70,768     --        55,000         3,711
Christopher Marr                       1998    152,002     55,221     --        12,190         5,080
Chief Financial Officer                1997    123,622     51,988     --        32,000         4,446
                                       1996    100,046     39,526     --        10,000         4,749
Douglas Chamberlain                    1998    138,695     42,109     --         5,851         5,084
Executive Vice President,              1997    138,050     62,337     --        15,000         5,184
Construction                           1996    133,013     60,718     --         7,500         7,078

---------------

(1) Represents contributions to the Company's 401k plan for each of the Named Officers.

STOCK OPTIONS

     The following table provides information concerning the grants of options to the Named Officers during 1998 under the Company's 1993 Omnibus Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         PERCENT OF                                       POTENTIAL REALIZABLE VALUE
                          NUMBER OF    TOTAL OPTIONS/                                      AT ASSUMED ANNUAL RATES
                         SECURITIES     SARS GRANTED                                     OF STOCK PRICE APPRECIATION
                         UNDERLYING     TO EMPLOYEES     EXERCISE OR                           FOR OPTION TERM
                         OPTION/SARS     IN FISCAL       BASE PRICE       EXPIRATION     ----------------------------
         NAME            GRANTED (#)        YEAR           ($/SH)            DATE           5% ($)         10% ($)
         ----            -----------   --------------   -------------   --------------   ------------   -------------
Dean Jernigan..........    50,152            7.33%         $29.50         10/28/2008      $  930,440     $2,357,916
Karl Haas..............     7,523            1.10           29.50         10/28/2008         139,570        353,697
Morris Kriger..........     7,523            1.10           29.50         10/28/2008         139,570        353,697
Christopher Marr.......    12,190            1.78           29.50         10/28/2008         226,154        573,118
Douglas Chamberlain....     5,851             .86           29.50         10/28/2008         108,550        275,087

     The following table provides information on the value of each Named Officer's unexercised options under the Company's 1993 Omnibus Stock Plan at December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           SHARES                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                          ACQUIRED                          OPTIONS AT YEAR END(#)        OPTIONS AT YEAR-END($)(1)
                             ON            VALUE        ------------------------------   ---------------------------
         NAME            EXERCISE(#)    REALIZED($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----            -----------   --------------   -------------   --------------   -----------   -------------
Dean Jernigan..........        --              --          135,000           110,152     $1,267,560     $  141,078
Karl Haas..............                                     60,000            27,523        302,520         21,162
Morris Kriger..........      5000         $38,750           54,000            23,523         47,835         21,162
Christopher Marr.......        --              --           24,400            37,790         60,504         34,290
Douglas Chamberlain....        --              --           60,500            17,851        408,150         16,459

---------------

(1) Based upon the closing price of the Company Common Stock on the NYSE on December 31, 1998, of $32.3125 per share.

INDEBTEDNESS BY EXECUTIVES

     The executive officers of the Company listed in the table below are indebted to the Company for loans to purchase Company Common Stock pursuant to the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase and Loan Plan") approved by the shareholders at the 1994 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1998 and the amount outstanding at December 31, 1998. As provided in the Stock Purchase and Loan Plan, such indebtedness bears interest at rates ranging from 6.38% to 8.43% per annum and is collateralized by the Company Common Stock purchased with the proceeds of such loan.

                                                                  MAXIMUM        INDEBTEDNESS
                                                                INDEBTEDNESS          AT
                                                              SINCE JANUARY 1,   DECEMBER 31,
                            NAME                                    1998             1998
                            ----                              ----------------   ------------
Dean Jernigan...............................................     $4,742,654       $4,689,173
Karl Haas...................................................        286,515          280,818
Morris Kriger...............................................        616,976          608,740
Christopher Marr............................................        286,665          280,979
Douglas Chamberlain.........................................        573,332              -0-
Mark Yale...................................................        155,000          153,437
Francis C. Brown III........................................        398,125          394,908
John McConomy...............................................        455,625          450,631
Richard Stern...............................................        101,133          100,514

     The executive officers of the Company listed in the table below are indebted to Company for loans under the 1996 Officers' Stock Option Loan Program (the "Program"), which was approved by the Company's Board of Directors effective December 16, 1996. The Program, which is administered by the Compensation Committee, generally allows certain executive officers of the Company to borrow, on a full recourse basis, up to 75% of the difference between the fair market value of the Company's Common Stock at the time of the loan and the exercise price of such officer's unexercised, vested options. Such loans are evidenced by notes payable to the Company, executed by participating officer and his/her spouse, are collateralized by any shares of the Company's Common Stock obtained by exercise of any of such officer's options and bear interest at 6.81%.

                                                                  MAXIMUM        INDEBTEDNESS
                                                                INDEBTEDNESS          AT
                                                              SINCE JANUARY 1,   DECEMBER 31,
                            NAME                                    1998             1998
                            ----                              ----------------   ------------
Dean Jernigan...............................................      $220,000         $220,000
Christopher Marr............................................        75,000           75,000

CERTAIN EMPLOYMENT AGREEMENT

     Morris Kriger has an employment agreement with the Company dated December 6, 1995, which employs him as the Company's Executive Vice President, Acquisitions through March 31, 2001 at an annual base salary of $175,000, subject to merit increases (Mr. Kriger's current annual salary is $180,000), plus bonus and incentive compensation on the same basis as other executive level employees. The agreement also provides for Mr. Kriger to receive a loan under the 1995 Employee Stock Purchase and Loan Plan to purchase 20,000 shares of Company Common Stock (which were purchased on February 8, 1996) (see "Indebtedness by Executives"), and for Mr. Kriger to receive a grant of options to purchase 50,000 shares of Company Common Stock at a price of $31.25, which grant vested over three years (1997, 1998 and 1999) and which is exercisable over 10 years. The agreement provides that Mr. Kriger's employment is terminable for cause, defined as the willful failure and refusal to perform his duties.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Shareholders:

     The Compensation Committee of the Board of Directors is composed of three Independent Directors and Mr. Blankenship. The Board has delegated to the Compensation Committee responsibility for the compensation of the Company's executives and for the incentive programs for all management personnel. In 1998, the Compensation Committee conducted a complete review of executive compensation through an outside advisor and through internal reviews.

     The goals of the compensation program are to:

- Attract and retain critical management talent

- Motivate management to attain the goals of the Company as a team

- Share with management the financial success and shortcomings of the Company

- Link management's interest directly with those of the shareholders.

     To achieve these goals, the compensation program consists of base salary and annual and long-term incentives. The program emphasizes variable compensation as a significant portion of the total compensation package. As levels of executive responsibility increase, the emphasis increases on compensation related to the long-term performance of the Company. Base salary is generally set near competitive levels. The annual incentive plan rewards management for achieving or surpassing annual Company performance goals and individual goals. The long-term incentive is directly related to increasing share price and to outperforming peers in generating total shareholder return. Overall, the compensation program is targeted to be above market when performance exceeds that of peers. The compensation program is tightly linked to performance and if performance does not meet expectations, total compensation will be below market. Thus, this compensation mix emphasizes performance and places more of total compensation at risk. The Company also provides retirement, health and life insurance in addition to other ancillary benefits. The benefits offered to management are intended to be competitive.

     The compensation program is composed of three elements: base salary, annual performance bonus; and long-term incentives. In administering base salaries, the Committee set salary ranges within formal tiers for executives. The competitive employment market for senior executives for base salary is defined as 26 equity Real Estate Investment Trusts ("REIT") with similar market capitalization. Base salaries were determined to be at or slightly above midpoint for this group and as a result, no general base salary increases were made in 1998. Some salary adjustments were made within tiers below the most highly compensated executives to achieve equity within the Company for comparable positions. Individual salaries are reviewed annually.

     Mr. Jernigan's base salary is based on his performance, his responsibilities and the compensation levels for comparable positions in other REITs. He also participates in the incentive and benefit programs provided to senior officers of the Company. As noted above, no adjustment was made to Mr. Jernigan's base salary in 1998. His options were awarded in accordance with the Committee's policies as set out in this report and are described in the table entitled "Option/SAR Grants in Last Fiscal Year".

     The annual performance bonus is split equally between achieving individual goals determined by management for each executive and Company performance based on percentage goals in increased funds from operations ("FFO"). A target bonus is determined for each tier. Participants may earn more (superior) or less (threshold), or none (below threshold) depending on their individual performance and the performance of the Company. If threshold performance goals for FFO are not achieved, individual performance awards may be made only to executives below the highest three executives. In 1998, the Company achieved threshold performance. Payments under the annual performance plan, corporate performance goal, and individual performance goals are reviewed annually.

     The long-term incentive program consists of stock options and performance units under the Company's Shareholder Value Plan for more senior executives and a combination of stock options and restricted shares of Company Common Stock and/or performance units under the Company's Shareholder Value Plan for less senior executives (below the top three executives). Restricted shares of Company Common Stock are currently being used for this group because their more certain nature make them a strong retention device during this period of building human capital for the Company. Stock options and restricted shares of Company Common Stock vest over a five-year period. The number of options and restricted shares of Company Common Stock are arrived at through an annual grant methodology that provides a targeted percentage of base salary. Moreover, the Company provided a fixed number of stock options to all employees. The Company also has a Shareholder Value Plan that rewards executives through Senior Vice President level at the end of a 3-year period when the Company's 3-year total shareholder return outperforms a pre-defined comparison group. The first such plan began January 1, 1999. Equally weighted comparisons are made to the self-storage industry and to equity REITs in the NAREIT Equity REIT Total Return Index. The comparison measures how well the Company did when compared to others in the self-storage REIT sector and to all REITs operating in a similar tax and capital environment. The measure establishes goals for 3-year total return of being number one in the self-storage industry and in the top 25 percent of all equity REITs as a basis for maximum reward to executives in the Plan. These two goals align with shareholder expectations.

     In summary, the compensation program provides increased motivation for executives to achieve stated goals, thus enhancing the value of the Company for shareholders.

COMPENSATION COMMITTEE
Harry J. Thie, Chairman
C. Ronald Blankenship
Alan B. Graf, Jr.
John P. McCann

CERTAIN TRANSACTIONS

     During 1998, payments of $223,330 were made to Security Capital Group, Incorporated, primarily in connection with services provided by its Real Estate Research Group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors and executive officers, and persons that own more than 10% of the Company Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Company Common Stock and other equity securities of the Company. Copies of these reports must be filed with the Company. Based solely on its review of the copies of these reports filed with it, and written representations that no other reports were required, to the Company's knowledge, all reports required by Section 16(a) were timely filed in 1998, except a Form 3 for Francis C. Brown, III Senior Vice President of Human Resources.

SHAREHOLDER RETURN

     The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index for the period March 16, 1994, the date on which trading of the Company's Common Stock commenced, through December 31, 1998.

     The graph assumes that the shares of the Company Common Stock were bought at the Initial Public Offering price of $21.75 per share and that the value of the investment in each of the Company Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                               PERFORMANCE GRAPH

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                               STORAGE USA, INC.
                      THE NAREIT EQUITY REIT TOTAL RETURN
                          INDEX AND THE S&P 500 INDEX

               MEASUREMENT PERIOD                                                          NAREIT
             (FISCAL YEAR COVERED)                  STORAGE USA         S&P 500            EQUITY
3/16/94                                                        100               100               100
12/31/94                                                    133.15            105.33              99.7
12/31/96                                                    205.15            177.98            115.01
12/31/97                                                    229.20            237.39            187.08
12/31/98                                                    196.51            305.21            154.34

       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

     The Company has engaged PricewaterhouseCoopers LLP as its independent public accountants since September 1993. The Board has selected PricewaterhouseCoopers LLP as auditors for the fiscal year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ended December 31, 1999.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

                 PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE
                          STOCK PURCHASE AND LOAN PLAN
                                  (PROPOSAL 3)

     The Board of Directors has unanimously recommended amending the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase Plan") to increase the number of shares of Company Common Stock issuable under the Stock Purchase Plan from 500,000 to 750,000. The purpose of the Stock Purchase Plan is to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company and its shareholders through the purchase of Company Common Stock.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Compensation Committee, which has complete authority to interpret all provisions of the Stock Purchase Plan; to prescribe the form of agreements with participants; to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Purchase Plan; and to make all other determinations necessary or advisable for its administration of the Stock Purchase Plan. Any decision made, or action taken, by the Compensation Committee or in connection with the administration of the Stock Purchase Plan is final and conclusive.

ELIGIBILITY

     Any officer of the Company (or of any affiliate, including Storage USA Franchise Corp.) who is selected by the Compensation Committee and is not a member of the Compensation Committee is eligible to participate in the Stock Purchase Plan. The Compensation Committee determines, from time to time, the number of shares of Company Common Stock that an eligible officer may purchase. As of December 31, 1998, there were 26 such persons eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, as proposed to be amended, a total of 750,000 shares of Company Common Stock will be available for sale (subject to adjustment in the event of stock dividends, stock splits or similar changes in the number of outstanding shares of Company Common Stock) to participants selected by the Compensation Committee at a price per share equal to the closing sale price of Company Common Stock on the New York Stock Exchange (the "NYSE") on the date on which a participant executes and delivers an agreement to purchase Company Common Stock pursuant to the Stock Purchase Plan (an "Agreement"), or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open. As of December 31, 1998, a total of 518,000 shares had been sold to 29 employees of the Company (of whom 21 were still in the Company's employ as of December 31, 1998) under the Stock Purchase Plan. At the option of the participant, payment of the purchase price of Company Common Stock acquired under the Stock Purchase Plan is made in full in cash or a cash equivalent acceptable to the Compensation Committee, at the time of execution and delivery of the participant's Agreement, or by delivery to the Company of a note ("Note"), provided that the initial principal amount of the Note may in no event exceed the "Good Faith Loan Value" of such Company

Common Stock. "Good Faith Loan Value" means "good faith loan value" as defined in Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e). Each Note is executed and delivered by the participant and the participant's spouse, if any; is due and payable seven years after the date of purchase; bears interest at rates to be determined by the Compensation Committee; becomes due and payable on the 90th day following cessation of the participant's employment by the Company; and is secured by a pledge of all Company Common Stock purchased by the participant pursuant to the Stock Purchase Plan. In the discretion of the Compensation Committee and on such terms and conditions as it may specify, pledged shares of Company Common Stock may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining pledged shares. Until a default under the Note, all pledged Company Common Stock is registered in the participant's name and the participant has all rights of a shareholder of the Company with respect to such Company Common Stock. The participant agrees to remit to the Company all dividends paid on such Company Common Stock, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full is delivered to the participant. Before the second anniversary of the Note, no partial payment of the Note is deemed payment in full of the purchase price of any Company Common Stock purchased pursuant to the Stock Purchase Plan, entitling the participant to the release of any Company Common Stock from the pledge thereof securing the Note, but each such prepayment is deemed a pro rata partial payment of the purchase price of all such Company Common Stock. A partial prepayment after the second anniversary of the Note that is attributable to a source other than remitted dividend payments may be deemed, at the discretion of the participant, payment in full for the number of whole shares of pledged Company Common Stock obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient obtained by dividing the principal amount of the Note outstanding before giving effect to such prepayment by the number of shares pledged, and at the request of the participant, shares deemed paid for in full are released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining pledged Company Common Stock.

     The Board of Directors may amend the Stock Purchase Plan from time to time; provided that shareholder approval is required for any amendment that would increase the number of shares of Company Common Stock that may be sold pursuant to the Stock Purchase Plan or change the class of individuals eligible to participate. Unless it is sooner terminated by the Board of Directors, the Stock Purchase Plan will terminate on May 3, 2005.

     No Named Officer was granted any benefits under the Stock Purchase Plan in 1998.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

OTHER MATTERS AT THE MEETING

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

     The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain Directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies.

SHAREHOLDER PROPOSALS

     Any qualified shareholder willing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934 and must submit such proposal to be considered by the Company for inclusion in the proxy statement, to the Secretary of the Company at its principal office in Memphis, Tennessee. The deadline for submitting a stockholder proposal or a nomination for director that is to be included in such proxy statement is December 7, 1999. If the Company receives notice of a shareholder proposal after December 7, 1999, the persons named as proxies in the proxy statement for the 2000 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2000 Annual Meeting. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's 1998 Annual Report: (i) Management's Discussion and Analysis of Financial Condition and Results of Operations, and
(ii) the Company's Audited Consolidated Financial Statements.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which may have been or may be incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Storage USA, Inc., 165 Madison Avenue, Suite 1300, Memphis, Tennessee 38103, Attention: Investor Relations ((901) 252-2000).

                                                                      APPENDIX A


                                STORAGE USA, INC.
                   1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN

                                    ARTICLE I
                                   DEFINITIONS

      1.01. Affiliate means any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Code) of the Company.

      1.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant pursuant to which the Participant agrees to purchase Common Stock pursuant to this Plan.

      1.03. Board means the Board of Directors of the Company.

      1.04. Code means the Internal Revenue Code of 1986, as amended.

      1.05. Committee means the Compensation Committee of the Board.

      1.06. Common Stock means the common stock of the Company.

      1.07. Company means Storage USA, Inc.

      1.08. Escrow Agreement means a written agreement (including any amendment or supplement thereto) between the Company, a Participant and an escrow agent effecting the escrow contemplated by Article XIII.

      1.09. Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open.

      1.10. Good Faith Loan Value means "good faith loan value" as defined in
Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

      1.11. Note means the Participant's promissory note evidencing his obligation to pay for Common Stock as provided in Section 7.01.

      1.12. Note Year means any period of one year beginning with the date of the Note or any anniversary of such date.

      1.13. NYSE means the New York Stock Exchange.

      1.14. Participant means an employee of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to participate in the Plan.

      1.15. Plan means the Storage USA, Inc. 1995 Employee Stock Purchase and Loan Plan.

      1.16. Plan Documents means the Plan, the Note, the Agreement and the Escrow Agreement.

      1.17. Pledged Shares means all shares of Common Stock which at the time of determination are pledged to secure the Note.

                                   ARTICLE II
                                    PURPOSES

      The Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders through the purchase of Common Stock. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to sell Common Stock to Participants upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include, but are not limited to, conditions (in addition to those contained in this Plan) relating to the obligation of a Participant to sell, or of the Company to purchase, Common Stock upon the Participant's termination of employment with the Company and its Affiliates or upon the Participant's death. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                   ELIGIBILITY

     4.01. General. Any officer of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who is selected by the Committee may purchase Common Stock pursuant to this Plan. A person who is a member of the Committee may not participate in this Plan.

     4.02. Offers. The Committee will specify the number of shares of Common Stock that each Participant may purchase under this Plan and the terms and conditions of each purchase. In determining the number of shares of Common Stock that each Participant may purchase, the Committee shall take into account the Fair Market Value of the Common Stock. Each sale of Common Stock under this Plan shall be evidenced by an Agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

                                    ARTICLE V
                     NUMBER OF SHARES AVAILABLE FOR PURCHASE

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 400,000 subject to adjustment as provided in Article VIII.

                                   ARTICLE VI
                                 PURCHASE PRICE

     The price per share for Common Stock purchased by a Participant under this Plan shall be the Fair Market Value on the date the Participant executes and delivers an Agreement.

                                   ARTICLE VII
                           PAYMENT OF PURCHASE PRICE

     7.01. Payment. At the option of the Participant, payment of the purchase price of Common Stock required under this Plan shall be made in full in cash or a cash equivalent acceptable to the Committee, at the time of execution and delivery of the Participant's Agreement, or by delivery to the Company of a Note in principal amount equal to the purchase price of the shares covered by the Agreement, less any partial cash payment made at the time of execution and delivery, or for the full purchase price if no such partial cash payment is made, provided that the initial principal amount of the Note may in no event exceed the Good Faith Loan Value of such Common Stock.

     7.02. Terms of Note. Each Note shall be in substantially the form of
Exhibit 1 hereto, with such variations conforming to this paragraph as shall be appropriate under the circumstances. Each Note shall be executed and delivered by the Participant and the Participant's spouse, if any; shall be due and payable seven years after the date of purchase; shall bear interest payable quarterly on the first day of each February, May, August and November; and shall be secured by a pledge of all Common Stock purchased by the Participant pursuant to the Plan. In the discretion of the Committee and on such terms and conditions as it may specify, Pledged Shares may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining Pledged Shares.

      7.03. Shareholder Rights in Pledged Shares. Until a default under the Note, all Pledged Shares shall be registered in the Participant's name and the Participant shall have all rights of a shareholder of the Company with respect to such Pledged Shares.

      7.04. Dividends on Pledged Shares. The Participant shall agree to remit to the Company all dividends paid on the Pledged Shares, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full shall be delivered to the Participant.

      7.05. Effect of Prepayment of Note. During the first two Note Years, no partial prepayment of the Note shall be deemed payment in full of the purchase price of any Common Stock purchased pursuant to this Plan, entitling the Participant to release of any Pledged Shares from the pledge thereof securing the Note, but each such prepayment shall be deemed a pro rata partial payment of the purchase price of all such Common Stock. A partial prepayment after the second Note Year which is attributable to a source other than dividend payments remitted pursuant to Section 7.04 may at the discretion of the Participant be deemed payment in full for the number of whole Pledged Shares obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient of division of the principal amount of the Note outstanding before giving effect to such prepayment by the number of Pledged Shares, and at the request of the Participant, Pledged Shares deemed paid for in full shall be released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining Pledged Shares.

                                  ARTICLE VIII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

       Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, then this Plan shall continue to apply to the number and kind of securities which a holder of the number of shares of Common Stock then subject to this Plan immediately before the effective time of such change in capitalization would hold immediately thereafter.

       The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Plan.

                                   ARTICLE IX
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

       No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock purchased under this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.02. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets at any time for purposes of this Plan. Any liability of the Company to any person under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XI
                                   AMENDMENT

     The Board may amend from time to time or terminate this Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be sold pursuant to this Plan or (ii) changes the class of individuals eligible to become Participants.

                                   ARTICLE XII
                                DURATION OF PLAN

     No Common Stock may be sold under this Plan after May 3, 2005.

                                  ARTICLE XIII
                             EFFECTIVE DATE OF PLAN

     The Plan shall be effective upon its approval by the affirmative vote of a majority of the shares present or represented, and entitled to vote at a duly held meeting of the Company's shareholders.

                                                                       EXHIBIT 1

                                PROMISSORY NOTE

     $                                                       Columbia, Maryland

     FOR VALUE RECEIVED, the undersigned       (the "Officer" or the "Maker")
and, if the Officer is married at the date of execution of this Note, the undersigned spouse of the Officer (also a "Maker"), promises (or if there shall be two Makers, both jointly and severally promise) to pay to the order of
STORAGE USA, INC. (the "Company"), on          , at the principal office of the
Company in Memphis, Tennessee, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the sum
of                 Dollars ($      ), with interest thereon payable in arrears
on the first days of each February, May, August and November until this Note is
paid in full, at the rate of     % per annum.

     Optional Prepayment. The Maker (or if there shall be two Makers, each Maker) shall have the right to prepay this Note in whole at any time or in part from time to time without penalty on any amounts so prepaid.

      Mandatory Prepayment. This Note has been executed and delivered in payment of the purchase price of shares of Common Stock of the Company (the "Shares") purchased by the Officer pursuant to the Company's 1995 Employee Stock Purchase and Loan Plan. If at any time before payment of this Note in full, the Officer shall sell any of the Shares, the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to prepay this Note immediately upon receipt of the net proceeds of such sale in an amount equal to the lesser of 100% of such net proceeds or the outstanding principal of this Note and accrued interest to the date of such prepayment.

      All prepayments, mandatory or optional, shall be applied first to payment of accrued interest and then to reduction of outstanding principal.

      If any payment under this Note is not made when due, all unpaid principal and accrued interest under this Note may, at the option of the holder, be declared immediately due and payable. If the Officer ceases to be employed by the Company or by any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended) of the Company, all such principal and accrued interest shall become due and payable on the 90th day following cessation of such employment without declaration or notice of any kind. If proceedings under the federal Bankruptcy Code or under any other law, state or federal, for the relief of debtors are filed by or against the Maker (or if there shall be two Makers, either Maker) and not dismissed within 60 days after filing, all such principal and accrued interest shall become immediately due and payable without declaration or notice of any kind. No failure by the holder of this Note to exercise any right hereunder shall be or be deemed to be a waiver of such right or of any remedy consequent thereon.

      Presentment, demand and notice of dishonor are hereby waived, and the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to be bound for the payment hereof notwithstanding any agreement for the extension of the due date of any payment made by the holder after the maturity thereof.

      The Maker agrees (or if there shall be two Makers, both jointly and severally agree) to pay all collection expenses, court costs and reasonable attorneys' fees incurred in collection of this Note or any part hereof. References to the Maker or Makers shall include the Maker or Makers and all endorsers, sureties, guarantors and other obligors hereon.

     This Note is secured by a pledge of the Shares pursuant to the terms of the Plan. Dividends on the Shares shall be applied towards prepayment hereof, and Shares shall or may be released from such pledge, all as provided in the Plan.




                                                                          (SEAL)
                                         ---------------------------------



                                                                          (SEAL)
                                         ---------------------------------

                                STORAGE USA, INC.

                               AMENDMENT NO. 1 TO
                   1995 EMPLOYEE STOCK PURCHASE AND LOAN PLAN

         This Amendment No. 1, dated as of May 7, 1997, to the Storage USA, Inc. 1995 Employee Stock Purchase and Loan Plan recites and provides as follows:

         A. At a meeting held on May 7, 1997, the Board of Directors of Storage USA, Inc. (the "Company") determined to amend the Company's 1995 Employee Stock Purchase and Loan Plan (the "Plan") to increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable thereunder from 400,000 to 500,000 and to submit such amendment to the shareholders of the Company at the annual meeting to be held May 7, 1997 (the "Annual Meeting"), pursuant to Article XI of the Plan.

         B. At the Annual Meeting, the holders of a majority of the Company's shares of Common Stock present and entitled to vote approved the amendment to the Plan.

         NOW, THEREFORE, Article V of the Plan is struck out and the following substituted therefor:

                  The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 500,000 (subject, however, to adjustments as provided in Article VIII).

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the date first above written.


                                          STORAGE USA, INC.

                                          By: /s/ Christopher P. Marr
                                             ----------------------------------
                                                  Christopher P. Marr
                                                  Senior Vice President

                                                                      APPENDIX B


                               STORAGE USA, INC.
                            MEMPHIS, TENNESSEE 38103

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING MAY 5, 1999 CUSIP 861907 10 3

    The undersigned hereby appoints Dean Jernigan and Christopher P. Marr and each of their proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 10:00 a.m. on May 5, 1999, or any adjournment thereof.

    The Board of Directors unanimously recommends a vote "FOR" each of the following proposals

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
         (except as marked to the contrary)                           below

C. Ronald Blankenship, Howard P. Calhoun, Alan B. Graf, Jr., Dean Jernigan, Mark
                        Jorgensen, Caroline S. McBride,
               John P. McCann, William D. Sanders, Harry J. Thie
To withhold authority to vote for any individual nominee, write that name on the line below.

--------------------------------------------------------------------------------

2. To ratify the selection of the auditors for the fiscal year ending December 31, 1999.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. To approve an amendment to Storage USA, Inc.'s 1995 Employee Stock Purchase and Loan Plan.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN
    The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                    Please sign exactly as your
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, only one of such
                                                  persons need sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by an authorized person.
                                                  Please mark, sign, date and
                                                  return the proxy card
                                                  promptly, using the enclosed
                                                  envelope.

                                                  ------------------------------
                                                            Signature

                                                  Date:                   , 1999
                                                     ----------------------